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                                                                   EXHIBIT 10.4


                              EMPLOYMENT CONTRACT

In the city of San Juan, Puerto Rico, today the ___ of ____________ of 2002.

                                     APPEAR

FOR THE FIRST PART: TRIPLE-S MANAGEMENT CORP., a corporation organized and engaged in business in conformance with Commonwealth of Puerto Rico laws, represented here by its Board of Directors' President, DR. FERNANDO J. YSERN BORRAS, of legal age, married, a physician by trade, and residing in Caguas, Puerto Rico, and by ATTY. JUAN JOSE LEON SOTO, of legal age, married, a licensed attorney, residing in Caguas, Puerto Rico, and the Director of this Board of Directors whose authorities and duties they are prepared to justify as soon as it is required of them.

FOR THE SECOND PART: RAMON M. RUIZ COMAS, of legal age, married, an executive and a resident of Guaynabo, Puerto Rico.

The undersigned have the legal capacity to execute this document, and to that effect, freely and voluntarily.

                                     EXPOSE

FIRST: For purposes of abbreviation and ease in understanding and analyzing this agreement of intentions, the following terms shall have the meaning stated in these definitions:

         a.       "TRIPLE-S": Triple-S Management Corp.;

         b.       The "CEO": The Chief Executive Officer, Mr. Ramon M. Ruiz
                  Comas;

         c.       The "BOARD": The Board of Directors of Triple-S Management
                  Corp.

         d.       The "CONTRACT": This Employment Contract;

         e. The "BUSINESS PLAN": The Business Plan or Annual Budget of Triple-S, just as it is prepared in November each year, for the following natural year and;

         f. The "AAB": The Additional Annual Bonus, one of the CEO's concepts for economic remuneration, as specified in the seventh and eighth clauses in this CONTRACT

         g.       The "PBD"; President of the BOARD OF Triple-S management
                  Corporation

SECOND: That Triple-S is a shareholding company engaged in the business of insurance, in businesses related to insurance, and in other types of business


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enterprises and in other activities, and whose main offices are located in the
Commonwealth of Puerto Rico.

THIRD: That the CEO is a vastly experienced professional in the business field, having obtained a Bachelors Degree in Business Administration, and a Juris Doctor Degree, both from the University of Puerto Rico, as well as the Certified Public Accountant certification. The CEO also is knowledgeable about the business of insurance having served in various capacities in Triple-S and one of its subsidiaries since June 11, 1990.

FOURTH: For purposes of establishing the internal relationship between both contracting parts as herein stated, they agree to the present CONTRACT subject to the following Clauses and Conditions.

                               GENERAL PROVISIONS

         1. EXCELLENCE IN PERFORMANCE. Through this CONTRACT, the CEO is under the obligation of dedicating and directing all of his working time, intellect, attention, energy, experience and knowledge towards the protection of Triple-S' best interests, within the framework of excellence his capacity and ability permit, according to industry norms.

         2. OFFICER AND TITLE. The CEO will carry the Title of Chief Executive Officer and Corporate President of Triple-S Management Corporation.

         3.       HIERARCHY. The CEO will respond directly to the Board.

         4. FIDUCIARY NORMS AND OBLIGATIONS. The CEO will be under the obligation to conform loyally and fully with all administrative guidelines, rules, regulations and norms established by Triple-S, developing and establishing the operational controls necessary to administer, direct and protect Triple-S' best interests. The CEO will be loyal to Triple-S and its subsidiaries at all times, and will solemnly recognize the obligation represented in his acceptance of the current title.

                              SPECIFIC PROVISIONS

         5. PRINCIPAL FUNCTIONS. The functions the CEO will undertake through this contract will be all those necessary and proper for the Chief Executive Officer of a corporation size, complexity and nature of Triple-S. The CEO's functions will invariably be performed in Triple-S' best interests and for its protection.


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         6.       INCIDENTAL OR ACCESSORY FUNCTIONS. The CEO should also
                  fulfill all those functions, tasks and commissions, incidental or accessory, which the BOARD assigns him from time to time.

         7. ECONOMIC REMUNERATION. The CEO will be economically remunerated in the following manner for the services that, in keeping with this CONTRACT, he is under the obligation to fulfill:

         a. Salary. An monthly salary of $29,166.66, (equivalent to an annual salary of $350,000.00) for the term of this CONTRACT, and as may be modified in keeping with the provisions of this CONTRACT's clause number ten (10).

         b. Christmas Bonus. A Christmas bonus equivalent to 5% of his annual salary, plus half a month's salary, plus any bonus Triple-S is obligated by law provisions to pay. This Christmas bonus will be paid in conformance to the Triple-S' policies and norms applicable to their management employees and as modified from time to time.

         c. Additional Annual Bonus. The Additional Annual Bonus (AAB) that will be computed by the Board of Directors each year, as is established in the following clause.

         8. COMPUTING THE ADDITIONAL ANNUAL BONUS. The Additional Annual Bonus (AAB) will be an amount never to exceed FORTY PERCENT (40%) of the annual salary for the year in question (MAXIMUM BONUS). The AAB is determined annually by the Board of Directors immediately after Triple-S receives its financial statements for the pertinent economic year, certified by their external auditors. The AAB will be credited to the CEO as soon as the Board has determined it, which will never be later than sixty (60) calendar days beginning on the date in which the certified financial statements are received.

                  The AAB will vary depending on whether or not Triple-S achieves ONE HUNDRED PERCENT (100%) or more of the budgeted and audited year's BUSINESS PLAN, in the following manner:

                  A. In case Triple-S achieves ONE HUNDRED PERCENT (100%) or more of the BUSINESS PLAN for the year in question, the AAB will be EIGHTY PERCENT (80%) of the MAXIMUM BONUS, plus:

                           1. An additional TEN PERCENT (10%), for NINETY PERCENT (90%) of the maximum bonus, considering the total effect of the following factors:

                                    a)       A reduction (in percentages) of
                                             the recurring administrative
                                             expenses, in regards to the gross
                                             income earned by Triple-S and its
                                             subsidiaries, over the
                                             consolidated budget.


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                                    b)       A net income larger than the
                                             consolidated budget.

                                    c)       The volume of business from
                                             Triple-S and its subsidiaries
                                             exceed what was budgeted.

                                    d)       The achievement, by each of the
                                             subsidiaries, of at least 90% of
                                             the year's Business Plan.

                           2. An additional TEN PERCENT (10%) in order to reach the ONE HUNDRED PERCENT (100%) of the MAXIMUM BONUS, at the Board's discretion.

                  B. If TRIPLE-S achieves less than ONE HUNDRED PERCENT (100%) of its BUSINESS PLAN, the AAB will vary between ZERO PERCENT (0%) up to SEVENTY NINE PERCENT (79%) of the MAXIMUM BONUS, at the BOARD'S discretion, considering the following factors:

                           1. The magnitude of an unfavorable deviation, larger than TEN PERCENT (10%), from the BUSINESS PLAN.

                           2. The magnitude of the annual increase of recurrent administrative expenses, in regards to the gross income earned by Triple-S and its subsidiaries, over the consolidated budget.

                           3.       A net annual income lower than the
                                    consolidated budget.

                           4. The business volume from Triple-S and its subsidiaries does not reach the amount budgeted.

                           5. Any other factors the BOARD deems, at its discretion, should be considered.

         9. DEFERRED COMPENSATION. The CEO will have the power to, from time to time, defer payments for any of the before mentioned economic remuneration concepts in keeping with his wishes, if and when such action is in accordance to the applicable law provisions and to good corporate practices.

         10. ANNUAL SALARY REVISION. The CEO's SALARY will be reviewed annually, effective January 1st of each year, beginning on January 1, 2003. Said revision would take into account the increase of Triple-S share's book value, the percentile increase in Puerto Rico's general economic inflation rate, as determined by the Planning Board for the previous year, and other factors regarding compensation of other Officers of same or similar position and responsibility within the local industry and commerce, and any other relevant factor. The Compensation Committee shall do the computing of the salary change for the Board's recommendation and approval at the time it reviews compensation.


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         11.      FRINGE BENEFITS. The CEO will have the right to all fringe benefits such as: Retirement Plan, Health Plan, vacations, sick leave, disability insurance and others, in conformance to Triple-S' policies and norms as applicable to its management employees, and as modified from time to time. Triple-S will also reimburse or pay the CEO the following:

                  a. Representation, travel and miscellaneous expenses which are reasonably and necessarily incurred in carrying out his official duties;

                  b. The right to use an automobile of a category in keeping with the post he occupies;

                  c. Annual membership fees to a private club and two business related clubs, i.e., Banker's Club and;

                  d. Annual membership fees to two professional associations such as the College of Certified Public Accountants, and the American Institute of Certified Public Accountants;

                  e. Any other related expenses that the BOARD deems necessary in carrying out his duties.

         12. DEDUCTIONS. Triple-S will make all deductions from the CEO's remuneration that the law requires such as: social security, retained income taxes, and his spouse's and any other optional dependent's life and disability insurance portion. The CEO is authorized to acquire any life insurance coverage in addition to the one currently held by Triple-S at his own responsibility and cost.

         13. EFFECTIVENESS AND TERM OF CONTRACT. This contract's effective date is established to be January 1, 2002 and its ending date is December 31, 2004. The Board of Directors must notify the CEO no later than one year before the ending date of this original contract term or of its renovation, of their decision to renew or not renew it. In the same manner, the CEO must notify Triple-S no later than one year before the ending date, of his decision to renew or not renew it. If Triple-S decides not to renew the Contract, it is under the obligation to pay the CEO one year's salary. Triple-S must also have fulfilled all obligations to the CEO, which correspond to his contract's terms, including those regarding compensation and fringe benefits. Disbursement of this amount shall occur no later than the last effective date of this contract. In case this contract is renewed and then terminated before the renovation's ending date, Triple-S is


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                  under the obligation of providing the CEO with the same
                  compensation.

         14. UNILATERAL RESOLUTION. The parties agree that Triple-S has the right to dissolve this contract at any time before the agreed ending date. To exercise this right, the PBD will notify the CEO thirty (30) days before the effective date of said unilateral dissolution. As a condition for Triple-S to exercise this right, it must proceed immediately with the total cash liquidation of the balance of this professional employment contract, in addition to the one year salary specified in paragraph 13, including the fringe benefits, and subtracting the discounts applicable by law. Triple-S will have the option of continuing monthly payments until the contract is completed.

         15. UNILATERAL RESOLUTION- JUST CAUSE. It is understood that Triple-S is assisted by just cause for unilaterally dissolving this CONTRACT when the CEO incurs in any of the following behaviors:

                  a. negligence in carrying out his duties, or their late, inadequate or inept performance;

                  b. conviction of a felony or misdemeanor involving moral depravation;

                  c.       insubordination;

                  d. material non-conformance to corporate norms, rules and agreements, or those of this CONTRACT;

                  e.       improper or disorderly conduct;

                  f.       existence of a conflict of interests;

                  g.       substantial reduction of Triple-S` operations;

         16. PRIVILEGED MATERIAL- CONFIDENTIALITY. Except as formerly stated, all the information Triple-S and its subsidiaries shares with the CEO, or that he is privy to as a consequence of his employee relationship with Triple-S, in the guise of any chores, relationships, contacts, businesses, clients and duties, will constitute privileged and confidential material. Consequently, the CEO will not divulge said information to third parties, including Triple-S employees, functionaries or officers who do not have a legitimate reason to know this information. The confidentiality and privilege obligation discussed here shall survive the conclusion, unilateral resolution or termination of this CONTRACT.

         17. DOCUMENTS. At the end of this contract, the CEO will keep or return all documents, objects, materials and the rest of the information he has obtained through Triple-S business, in the Triple-S offices, recognizing at the same time that said documents,


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                  objects, materials and related information are the exclusive property of Triple-S.

         18. TRIPLE-S PERSONNEL. The CEO will not solicit or encourage the Triple-S and subsidiary personnel to quit their jobs and join him or a third party in other activities that are not to Triple-S's benefit during the duration of his contract with Triple-S and for one year after the contract with Triple-S ends.

THIS CONTRACT IS AGREED UPON BY THE UNDERSIGNED IN CONSIDERATION OF THE
FOLLOWING:

                            MISCELLANEOUS PROVISIONS

         19. CONTRACT CONSTRUCTION. Triple-S wrote this contract, therefore its intellectual property and author's rights are theirs. At the same time, the contract is a product of negotiations between both parties, so no assumption or inference should be made in favor of any of them.

         20. CEDING. The CEO may not totally or partially cede the obligations and responsibilities assumed through this CONTRACT to a third party.

         21. PACT TOTALITY. This document constitutes the total and complete pact agreed to by the contracting parts. No other former agreement, contract or pact should be considered valid or effective.

         22. AMENDMENTS. In case the undersigned wish to amend the content of any clause in this CONTRACT, this should be done in writing, clearly stating which clause is being amended and what the amendment consists of.

         23. HEADINGS. The headings included in this CONTRACT have been added to aid in reading and analyzing it. At no time should these headings be interpreted as the pact agreed upon by the undersigned, or that they amend the content of the clauses each one heads.

         28. LIMITED INVALIDITY. In case any clause in this CONTRACT is declared null or illegal, the rest of the clauses will continue with full effectiveness and force.

         29. INTERPRETATION. This CONTRACT will be interpreted according to the prevailing judicial order in the Commonwealth of Puerto Rico.


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         30.      JURISDICTION AND COMPETENCE. If it were necessary to
                  judicially annul any controversy related to this CONTRACT, the parties will submit voluntarily to the jurisdiction of the Puerto Rico Court of First Instance and would choose the San Juan Halls of the Superior or District Court, as were the case, to void it.

SUCH IS THE PACT agreed upon by contracting parties, which they recognize and sign in San Juan, Puerto Rico on the date stated above.

Triple-S Management Corporation              Mr. Ramon M. Ruiz Comas



Signed                                       Signed
--------------------------------             ----------------------------
By: Dr. Fernando J. Ysern Borras             By: Mr. Ramon M. Ruiz Comas


Signed

-------------------------------
By:  Atty. Juan Jose Leon Soto